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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
October 2, 2002

TEXEN OIL & GAS, INC.
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-33193	88-0435904
(Commission File No.)	(IRS Employer ID)

10630 Grant Road
Suite 209
Houston, Texas 77070
(Address of principal executive offices and Zip Code)

(832) 237-6053
(Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

On September 23, 2002, the Company issued 580,000 restricted shares of common stock to Sanka, Ltd., a Nevis corporation. in exchange for an assignment from Sanka Exploration Company of a 98% working interest, 75% net revenue interest in and to approximately 255.21 gross leasehold acres and 255.21 net leasehold acres in to a certain oil and gas lease dated April 3, 2000, between Thelma Rachel Ellis, Lessor, and J.C.W. Energy, Inc., as Lessee, recorded in Volume 194, Page 199 of the Official Records of Concho County, Texas.

Sanka Ltd. and Sanka Exploration Company are controlled by Harry P. Gamble IV an affiliate of the Company. The terms of the foregoing transaction are no less favorable to the Company than as could be obtained from an independent, non-affiliated third party.

After the foregoing transaction was completed, the Company had

45,448,879 shares of common stock outstanding; and Sanka Ltd. owned 5,915,664 shares of the Company's common stock or 13.02% of the total outstanding shares of the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
10.8	Stock Subscription Agreement - Sanka Ltd.
10.9	Assignment of Oil - Sanka Exploration Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: October 2, 2002.

TEXEN OIL & GAS, INC.
BY: /s/ Robert M. Baker
Robert M. Baker, President and Chief Executive Officer and Chief Financial Officer